SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

HEALTHY FAST FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1075 American Pacific, Suite C, Henderson, Nevada 89074
(Address of principal executive offices)(Zip Code)

(702) 448-5301
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 4, 2009, the registrant elected Jeff D. Burton to serve on the Board of Directors. There are no arrangements or understandings pursuant to which Mr. Burton was selected as a director.  He has not engaged in any transactions with the registrant.

Mr. Burton has served as the Chief Financial Officer of Pulse Systems, Inc., a privately-owned healthcare technology firm based in Wichita, Kansas, since 2001, except for a brief period.  Pulse is the developer and licensor of proprietary products and services including revenue cycle and clinical management solutions for healthcare practices.  From September 2006 to October 2007, he served as the Chief Executive Officer of FirstCall Healthcare, Inc., a privately-held consumer-focused healthcare services company based in Orlando, Florida.  Prior to joining Pulse Systems, Mr. Burton served in various executive management roles in corporate development, finance and operations.  Mr. Burton earned his undergraduate degree from Wichita State University and his Juris Doctorate degree from the University of Tulsa College of Law.  He is a member of the AICPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY FAST FOOD, INC.
August 10, 2009	By: /s/ Henry E. Cartwright Henry E. Cartwright President